Exhibit 3.60

                                  BY-LAWS

                                     of

                     AUTONATION INSURANCE COMPANY, INC.



                                 ARTICLE I

                                SHAREHOLDERS

         Section 1.1 Annual Meeting. The annual meeting of Shareholders commencing with the year 1999 shall be held at such place within or without the State of Vermont and at such time and on such date as may be specified in the notice of meeting or in a duly executed waiver thereof. The purpose of the annual meeting shall be to elect a Board of Directors and to transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting of Shareholders shall not work a forfeiture or dissolution of the Corporation. If the annual meeting is not held, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner and as provided for in Section 2 of this Article, relating to special meetings of Shareholders.

         Section 1.2 Special Meetings. Special meetings of the Shareholders may be called by the President, the Board of Directors, or the Secretary of the Corporation, and shall be called by the Secretary upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, for any purpose. Special meetings shall be held at the registered office of the Corpora tion in Vermont, or at such other place either within or without the State of Vermont, and on such date and hour, as shall be fixed by the President, the Board of Directors, the Secretary of the Corporation, or by the Secretary upon written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting and stated in the notice of the meeting, or in a duly executed waiver thereof.

         Section 1.3 Notice/Record Date. A written or oral notice of each meeting of Shareholders, stating the place, day and hour thereof, shall be given by the Secretary not less than ten (10) nor more than sixty (60) days before the meeting to each Shareholder as of the Record Date. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. The Board may fix a Record Date for any meeting of Shareholders which shall be not more than seventy (70) or less than ten (10) days prior to the date of the meeting. If no such Record Date is fixed, the Record Date for the meeting shall be the day prior to the day on which first notice of the meeting is delivered to Share holders. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication, or by mail or private carrier to each Shareholder at its address as it appears in the records of the Corpora tion. Oral notice shall be used only if reasonable under the circumstances, and shall be effective when communicated. If oral notice is used, a record shall be kept of the time, date, and manner in which such notice was given, and by whom. Written notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or
(4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown, in the Corporation's current record of Shareholders. Notice to any Shareholder having executed a proxy pursuant to Section 5 of this Article shall be deemed complete if given to such proxy. In case of death, absence, incapacity or refusal of the Secretary, such notice may be given by any other Officer, or by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. Notice of the time, place or purpose of the annual or any special meeting of the Shareholders may be waived in writing by any Shareholder before or after the meeting. The waiver shall be signed by the Shareholder(s) and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Entitlement to proper notice shall be deemed waived by any Shareholder attending in person or by proxy, unless such attendance is for the sole purpose of objecting to the absence of, or deficiencies in, the notice.

         Section 1.4 Quorum. Except as otherwise specifically required by law, the Articles of Incorporation, or these By-Laws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Shareholders. A quorum, once achieved, shall not be broken by the departure of any Shareholders from the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, and for any adjournment of the meeting, unless a new Record Date is or must be set for that adjourned meeting. If the required quorum is not present or represented at any meeting of the Shareholders, the Share holders present in person or represented by proxy and entitled to vote on the matters to be addressed shall have the power to adjourn the meeting from time to time, until a quorum shall be achieved. At any adjourned meeting at which a quorum is present or is deemed to be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 1.5 Voting and Proxies. Shareholders shall be entitled to vote in person, or by proxy executed in writing and signed by the Shareholder, or by the Shareholder's agent-in-fact. Proxies shall be filed with the Secretary of the meeting before being voted. An appointment of a proxy shall be valid for eleven months from the date of its execution, unless a longer term is expressly provided in the appointment form. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise. Except as otherwise provided by law, or by the Articles of Incorporation, each Shareholder of record on the record date for the meeting shall be entitled to one vote for every share standing in its name on the books of the Corporation. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. All other matters shall be approved if the votes cast favoring the action exceed the votes cast opposing the action.

         Section 1.6 Action By Majority of Shareholders In Lieu of Meeting. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if each Shareholder is given prior written notice of the action proposed to be taken and the action is then consented to by the holders of at least a majority of all the shares entitled to vote on the action. Each such action must be evidenced by one or more written consents describing the action taken and signed by the Shareholders consenting to the action. Such written consents shall be included in the minutes and filed with the corporate records, and shall have the same effect as a vote taken at a meeting. Notice shall be given promptly to all Shareholders entitled to vote on any such action if the vote was less than unanimous.

                                 ARTICLE II

                                 DIRECTORS

         Section 2.1 Board of Directors: Number and Terms. The number of individuals that shall constitute the Board of Directors shall be at least three (3) and not more than seven (7) and shall be determined by the Shareholders at each annual meeting, or by the Board of Directors. Each Director shall be elected by the Share holders at each annual meeting thereof and shall serve for a term of one year and until his or her successor is elected and qualifies, or until his or her earlier resigna tion or removal. Vacancies created by reason of an increase in the size of the Board during the course of the year may be filled as provided in
Section 5 of this Article. At least one (1) Director shall be a resident of Vermont.

         Section 2.2 Quorum and Voting. Unless otherwise required by law, one-half of the total number of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as these By-Laws shall otherwise require.

         Section 2.3 Resignation. Any Director may resign at any time by delivering a resignation in writing to the President, the Treasurer or the Secretary or to the Board of Directors. Such resignation shall be effective at the date set forth in the notice, and if there is none, upon receipt.

         Section 2.4 Committees. The Board of Directors may by resolution passed by a majority of the whole board, designate one or more committees, includ ing an executive committee, from among the members of the whole board. Each committee must have two or more members. The board may designate one or more Directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the whole board which establishes it and permit ted by Vermont law, shall have and may exercise the powers of the Board of Direc tors in the management of the business and affairs of the Corporation. Any Director may be a member of more than one committee. The procedures to be followed by such committees with respect to notice, quorum, voting, action without meeting, and other such matters shall be the same as those specified for meetings of Directors.

         Section 2.5 Vacancies and Newly-Created Directorships. Any vacancy occurring on the Board of Directors by reason of death, resignation, retire ment or removal from office of any Director, or an increase in the number of Direc tors, may be filled by majority vote of the remaining Directors, although less than a quorum. The Directors so chosen to fill any such vacancy or newly-created director ship shall hold office until the election of their successors at the next annual meeting of Shareholders.

         Section 2.6 Place, Time and Notice of Meetings. The Directors may hold their meetings in such place or places, within and without the State of Vermont, as the Board of Directors may determine from time to time; however, at least one meeting each year shall be held in the State of Vermont. The Board of Directors shall meet each year immediately after the annual meeting of Shareholders, for the purpose of organization, election of Officers, and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for this actual meeting shall be necessary. Special meetings of the Directors shall be held at the call of the President or of the Secretary or of any one Director. A notice of a special meeting of the Board of Directors need not specify the purposes of the meeting. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or in the case of the death, absence, incapacity or refusal of such person, by the Officer or one of the Directors calling the meeting. Such notice shall be given to each Director at least one day in advance of the special meeting. Oral notice shall be sufficient, if reasonable under the circumstances, and shall be effective when communicated. If oral notice is used, a record shall be kept of the time, date, and place such notice was given and by whom. If written notice is employed, it shall be deemed effective at the earlier of (1) when received; (2) 5 days after deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (3) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice need not be given to any Director if that Director executes a signed, written waiver of notice either before or after the meeting, and the waiver is filed with the records of the meeting. A Director's attendance at or participation in a meeting acts as a waiver of any deficiency in the notice to that Director unless the Director objects at the beginning of the meeting (or promptly upon the Director's arrival) and the Director does not thereafter vote for or assent to action taken at the meeting. Notice of a later meeting need not be given to any Director who attended a prior meeting at which such latter meeting was duly called and the time, date, and place thereof noticed.

         Section 2.7 Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or commit tees thereof may be taken by telephone conference call or other communications equipment, between at least a quorum of the Directors, or may also be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the board or committee.

         Section 2.8 Removal of Directors. Any and all Directors may be removed with or without cause by a vote of a majority of the shares issued and outstanding and entitled to vote. The notice to Shareholders (or any waiver of notice) of any meeting at which such action is proposed to be taken shall state that the purpose, or one of the purposes, of the meeting is the removal of the Director.

                                ARTICLE III

                                  OFFICERS

         Section 3.1 Officers. The Officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Treasurer, a Secretary, and any such other Officers and Assistant Officers, without limitation, as the Directors may elect or appoint at their annual meeting or from time to time thereafter, The President, Vice-Presidents, Secretary, and Treasurer shall be elected annually by the Directors at their annual meeting following the annual meeting of the Shareholders. Other Officers may be chosen by the Directors at such meeting or at any other time. Each Officer shall hold office until a successor is elected and qualified or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon delivering a resignation in writing to the President, the Treasurer or the Secretary or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any Officer elected by the Board of Directors may be removed at any time, with or without cause, by majority vote of the whole Board of Directors taken at a meeting duly called and held. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal of an Officer or otherwise, shall be filled by the Board of Directors in the same manner as the ordinary election of Officers by Directors, and an Officer so chosen shall hold office until the next regular election for that office, or until earlier death, resignation or removal. The compensation of all Officers shall be fixed from time to time by the Board of Directors.

         Section 3.2 President. It shall be the duty of the President to preside at all meetings of the Shareholders and all meetings of the Board of Directors and to have general authority over the ordinary course of the business of the Corporation.

         Section 3.3 Vice-President. The Vice-President, or
Vice-Presidents, shall have such powers and duties as shall be assigned to them by the Board of Directors or the President.

         Section 3.4 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction and under the supervision of the Directors, have: general charge of the financial concerns of the Corporation; care and custody of the funds and valuable papers of the Corporation, except the Treasurer's own bond, if any; authority to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money payable to the Corporation or to its order, and to accept drafts on behalf of the Corporation; authority to pay or cause to be paid all dividends voted by the Board of Directors; and shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation. If required by the Board of Directors, the Treasurer shall give bond for the faithful performance of the Treasurer's duties in such form, in such sum, and with such sureties as the Directors shall require. Any Assistant Treasurer shall have such powers and duties as the Directors or the President may delegate to such office.

    Section 5. Secretary and Assistant Secretaries. The Secretary shall, in addition to any duties imposed upon that office pursuant to Vermont law, the Articles of Incorporation or these By-Laws, keep an attested copy of the Articles of Incorpora tion and amendments thereto, and of these By-Laws with a reference on the margin of said By-Laws to all amendments thereof, all of which documents and books shall be kept at the registered office of the Corporation or at the office of the Secretary. The Secretary shall keep or cause to be kept, at the registered office of the Corpora tion or at the secretary's office, the stock and transfer records of the Corporation. The Secretary shall also keep a record of the meetings of the Directors. The Secretary shall give or cause to be given such notice as may be required of all meetings of Shareholders and all meetings of the Board of Directors, and shall keep the seal of the Corporation in safe custody and affix it to any instrument when such action is incident to his or her office or is authorized by the Board of Directors. Any Assistant Secretary shall have such powers and duties as the Directors or the President may delegate to such office,

         Section 3.5 Other Powers and Duties. Subject to these By-Laws, each Officer shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as the Directors or the President may from time to time delegate to such office.

                                 ARTICLE IV

                              SHARES OF STOCK

         Section 4.1 Amount Authorized. The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be fixed in the Articles of Incorporation, as amended from time to time.

         Section 4.2 Stock Certificates. The Board of Directors may authorize the issuance of shares of the Corporation with or without Certificates. Within a reasonable time after the issuance or transfer of shares without certificates, and at least annually thereafter, the Corporation shall send each Shareholder a written statement containing: the name of the issuing corporation and that it is organized under the laws of Vermont; the name of the person to whom the shares are issued; the number and class of shares and the designation of series, if any; and any restric tion on the transfer of shares. If the Corporation issues shares represented by certifi cates, each Shareholder shall be entitled to a certificate representing the shares of the Corporation owned by him or her, under the corporate seal or a facsimile thereof, containing the same information as would be required in a written statement to Shareholders in the absence of such certificate, in a form as may be prescribed from time to time by the Directors. Such certificate shall be signed by the President or a Vice President, and the Treasurer or the Secretary.

         Section 4.3 Transfer. Shares may be transferred on the books of the Corporation by the signed written request of the holder thereof or by the surrender to the Corporation of the certificate therefore properly endorsed by the registered holder and with such proof of authenticity of signature as the Secretary of the Corporation may reasonably require. The Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes.

                                 ARTICLE V

                          MISCELLANEOUS PROVISIONS

         Section 5.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31 or as otherwise determined by the Board of Directors.

         Section 5.2 Seal. The seal of the Corporation shall, subject to alteration by the Directors, consist of a flathead, circular die with the words "Vermont", the name of the Corporation, and "1999" cut or engraved thereon.

         Section 5.3 Voting of Shares in Other Corporations. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corpora tion (with or without power of substitution), at any meeting of Shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

         Section 5.4 Amendments. These By-Laws may at any time be repealed, altered or amended by vote of the Directors or the Shareholders in accor dance with Vermont law.

                                 ARTICLE VI

                    NOTES, CHECKS, DRAFTS AND CONTRACTS

         Section 6.1 Notes, Checks and Drafts. The notes, checks and drafts of the Corporation shall be signed by such person or persons as the Board of Direc tors may from time to time designate, and in the absence of such designation, by the Treasurer. Manual signature or signatures shall be required on all notes and drafts of the Corporation. In the case of checks of the Corporation, either manual or facsimile signature or signatures may be used.

         Section 6.2 Contracts. Contracts of the Corporation shall be executed by such person or persons as may be generally designated by the Board of Directors and, in the absence of such designation, by the President, a Vice-President or the Treasurer.

                                ARTICLE VII

                              INDEMNIFICATION

         Section 7.1 Indemnification Policy. The Corporation shall indemnify its Directors and Officers, and by action of its Directors, may indemnify its employ ees and agents, against liability incurred by any of them in their capacity as such, to the full extent permitted by and in accordance with the laws of Vermont, as amended from time to time. Such indemnification shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.